Exhibit 4.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 16(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

PARAMOUNT GOLD NEVADA CORP.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: September 16, 2019      Original Principal Amount: U.S. $[●]

FOR VALUE RECEIVED, Paramount Gold Nevada Corp., a Nevada corporation (the “Company”), hereby promises to pay to [BUYER] or registered assigns (the “Holder”) in cash and/or in shares of Common Stock (as defined below) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Convertible Notes issued in the aggregate principal amount of up to $5,500,000 (collectively, the “Notes” and such other Senior Secured Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 28.

PAYMENTS OF PRINCIPAL; PREPAYMENT

. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, any accrued and unpaid Interest. The “Maturity Date” shall be September 30, 2023. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, or accrued and unpaid Interest.

INTEREST

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(a)Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on each June 30 and December 31 after the Issuance Date (each, an “Interest Date”) commencing on December 31, 2019.

(b)Interest shall be payable in cash (“Cash Interest”) on each Interest Date, to the record holder of this Note on the applicable Interest Date, provided, however, that the Company may, at its option following written notice to each holder of the Notes and any Additional Notes on or prior to the applicable Interest Notice Due Date (the date such notice is delivered to the Holder and holders of Other Notes and Additional Notes, the “Interest Notice Date”), elect to pay Interest on any Interest in whole or in part, in shares of Common Stock (“Interest Shares”) so long as there is no Equity Conditions Failure occurring on the applicable Interest Date. If the Company elects (or is deemed to have elected by operation of this Section 2) the payment of applicable Interest in Interest Shares, in whole or in part, and an Equity Conditions Failure occurs at any time prior to the applicable Interest Date (which is not waived in writing by the Holder), the Company shall provide the Holder a written notice to that effect by no later than the Trading Day immediately following the Company having knowledge of such Equity Conditions Failure, indicating that unless the Holder waives the Equity Conditions Failure in writing, the applicable portion of Interest as to which the Holder did not waive the Equity Conditions shall be paid as Cash Interest. If any portion of Interest for a particular Interest Date shall be paid in Interest Shares, then on the applicable Interest Date, the Company shall issue to the Holder, such number of shares of Common Stock equal to (a) the amount of Interest payable on the applicable Interest Date in Interest Shares divided by (b) the Interest Conversion Price as in effect on the applicable Interest Date. All Interest Shares shall be fully paid and nonassessable shares of Common Stock (rounded to the nearest whole share in accordance with Section 3(a)). The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery to the Holder of shares of Common Stock as Interest pursuant to this Section 2; provided, however, that the Holder shall be solely responsible for any transfer taxes if the Interest Shares are to be registered, issued or delivered in the name of a Person other than the Holder.

CONVERSION OF NOTES

. This Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

Conversion Right

. Subject to the provisions of Section 3(d), at any time or times after the date hereof, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided, however, that the Holder shall be solely responsible for any transfer taxes if the shares of Common Stock registrable, issuable or deliverable pursuant to a Conversion Notice are to be registered, issued or delivered in the name of a Person other than the Holder.

Conversion Rate

. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)“Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made plus accrued and unpaid Interest to the Conversion Date (defined below).

(ii)“Conversion Price” means $1.00 per share of Common Stock.

Mechanics of Conversion

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Optional Conversion

. To convert any Conversion Amount into shares of Common Stock on any date on or after the date hereof (a “Conversion Date”), the Holder shall (A) deliver to the Company on such date, a copy of an executed notice of conversion substantially in the form attached hereto as Exhibit I (the “Conversion Notice”) and (B) surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice (a “Share Delivery Date”), the Company shall, (x) if the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian system or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than ten (10) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 16(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such shares of Common Stock are credited to the Holder’s account with DTC or the date of delivery of the certificates evidencing such shares of Common Stock, as the case may be.

Company’s Failure to Timely Convert

. If the Company shall fail on or prior to the applicable Share Delivery Date to issue and deliver a certificate to the Holder (if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program), or credit the Holder’s balance account with DTC (if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program), for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (a “Conversion Failure”), then the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which may have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise.

Registration; Book-Entry

. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the Principal amount of the Notes (and stated interest thereon) held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by the Holder, in form and substance reasonably satisfactory to the Company, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee. The Company shall be entitled to act and rely upon any such request without inquiry as to the genuineness thereof, and without liability of any type or nature arising therefrom. Notwithstanding anything to the contrary in this Section 3(c)(iii), the Holder may assign the Note or any portion thereof to an Affiliate of such Holder or a Related Fund of such Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a “Related Party Assignment”); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request, in form and substance reasonably satisfactory to the Company, to assign or sell such Note or portion thereof to the Company for recordation in the Register; and (y) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the “Related Party Register”) comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, and Interest, if any, converted and the dates of such conversions or shall use such other methods, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion except as provided above.

Beneficial Ownership Limitation

. The Company shall not deliver any shares of Common Stock pursuant to the terms and conditions of this Note, and the Holder shall not have the right to any shares otherwise issuable or otherwise deliverable pursuant to the terms and conditions of this Note and any such delivery shall be null and void and treated as if never made, to the extent that, immediately after giving effect to such issuance, the Holder together with its other Attribution Parties collectively would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its other Attribution Parties shall include the number of shares of Common Stock beneficially owned by the Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable pursuant to the terms of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including any Additional Notes) beneficially owned by the Holder or any of its other Attribution Parties subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). Upon delivery of a written notice to the Company, the Holder may from time to time  decrease the Maximum Percentage to any other percentage not in excess of 19.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and its other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

RIGHTS UPON EVENT OF DEFAULT

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Event of Default

. Each of the following events shall constitute an “Event of Default”:

(i)the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption amounts hereunder) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay any amounts other than Principal when and as due, in which case only if such failure continues for a period of at least an aggregate of two (2) Business Days;

(ii)any default under any Indebtedness in an aggregate principal amount of more than $1,000,000 of the Company and/or any of its subsidiaries other than with respect to this Note, any Other Notes or any Additional Notes, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity;

(iii)the Company or any of its domestic subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(iv)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its domestic subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its domestic subsidiaries or (C) orders the liquidation of the Company or any of its domestic subsidiaries, and, in each case, continues undismissed or unstayed for sixty (60) days;

(v)one or more judgments, orders or awards for the payment of money aggregating (above any insurance coverage or indemnity from a credit worthy party so long as such insurance provider has been notified of the claim and does not dispute coverage) in excess of $1,000,000 are rendered against the Company or any of its subsidiaries and which judgments, orders or awards are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay;

(vi)other than as specifically set forth in another clause of this Section 4(a), the Company or any of its subsidiaries breaches any covenant in any Transaction Document, and such breach, if curable, continues for a period of at least an aggregate of thirty (30) calendar days after the earlier of (A) an authorized officer of the Company or such subsidiary becoming aware of such failure and (B) receipt by an authorized officer of the Company or such subsidiary of a notice from the Holder of such breach;

(vii)any representation, warranty, certification or statement of fact made or deemed made by the Company or any subsidiary herein, or in any other Transaction Document, shall be incorrect or misleading in any material respect when made or deemed made;

(viii)any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any subsidiary party thereto, or ceases to give the Secured Party the Liens purported to be created thereby or the validity or enforceability thereof shall be contested by the Company or any subsidiary, or a proceeding shall be commenced by the Company or any subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

(ix)any material damage to, or loss, theft or destruction of, any Collateral (as defined in the Security Agreement) or a material amount of property of the Company, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement);

(x)a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred;

(xi)any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes; or

Redemption Right

. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall promptly deliver written notice thereof (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an “Event of Default Redemption”) all, but not less than all, of this Note by delivering written notice thereof (the “Event of Default Redemption Notice” and the date the Holder delivers an Event of Default Redemption Notice to the Company, an “Event of Default Redemption Notice Date”) to the Company, which Event of Default Redemption Notice shall indicate that the Holder is electing to require the Company to redeem this Note. To the extent this Note is subject to redemption by the Company pursuant to this Section 4(b), this Note shall be redeemed by the Company in cash at a price equal to the Conversion Amount being redeemed. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 9. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. Any such converted Conversion Amount shall reduce the Redemption Price payment by an equivalent amount.

ADJUSTMENTS TO THE CONVERSION PRICE

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If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock, the Conversion Price shall be proportionally adjusted as determined in good faith by the Board of Directors of the Company.

OPTIONAL REDEMPTION AT THE COMPANY’S ELECTION

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At any time after September 30, 2021 (the “Company Optional Trigger Date”), so long as (i) the arithmetic average of the Weighted Average Prices of the Common Stock for any twenty (20) consecutive Trading Days occurring after the Company Optional Trigger Date (all such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such period) (a “Company Optional Measuring Period”) equaled or exceeded $1.75 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof) and (ii) there has been no Equity Conditions Failure during the period beginning on the applicable Company Optional Redemption Notice Date (as defined below) through the applicable Company Optional Redemption Date (as defined below), the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining outstanding under this Note, the Other Notes and the Additional Notes (a “Company Optional Redemption Amount”) as designated in the applicable Company Optional Redemption Notice on the applicable Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The portion of this Note, the Other Notes and any Additional Notes subject to redemption pursuant to this Section 6 shall be redeemed by the Company on the applicable Company Optional Redemption Date in cash at a price equal to the 100% of the Conversion Amount to be redeemed (a “Company Optional Redemption Price”). The Company may exercise its right to require redemption under this Section 6 by delivering within not more than ten (10) Trading Days following the end of such Company Optional Measuring Period a written notice thereof to the Holder and all, but not less than all, of the holders of the Other Notes and any Additional Notes (a “Company Optional Redemption Notice” and the date all of the holders of the Notes received such notice is referred to as a “Company Optional Redemption Notice Date”). Each Company Optional Redemption Notice shall be irrevocable. Each Company Optional Redemption Notice shall (i) state the date on which the applicable Company Optional Redemption shall occur (a “Company Optional Redemption Date”), which date shall not be less than ten (10) Trading Days nor more than thirty (30) Trading Days following the applicable Company Optional Redemption Notice Date and (ii) state the aggregate Conversion Amount of the Notes which the Company has elected to redeem from the Holder and all of the holders of the Other Notes and any Additional Notes pursuant to this Section 6 (and analogous provisions under the Other Notes and any applicable Additional Notes) on the applicable Company Optional Redemption Date an Equity Conditions Failure occurs between the applicable Company Optional Redemption Notice Date and the applicable Company Optional Redemption Date and (iii) confirm that there has been no Equity Conditions Failure during the period beginning on the applicable Company Optional Redemption Date through the applicable Company Optional Redemption Notice Date. Notwithstanding anything to the contrary in this Section 6, until the applicable Company Optional Redemption Price is paid, in full, the applicable Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. Company Optional Redemptions made pursuant to this Section 6 shall be made in accordance with Section 9.

NONCIRCUMVENTION

. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

RESERVATION OF AUTHORIZED SHARES

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The Company shall reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for each of this Note, the Other Notes and any Additional Notes equal to the sum of (i) 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date and (ii) 130% of the maximum number of shares issuable as Interest Shares assuming all Interest through the Maturity Date is paid in Interest Shares.

REDEMPTIONS

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The Company shall deliver the applicable Event of Default Redemption Price to the Holder within three (3) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (the “Event of Default Redemption Date”). The Company shall deliver the applicable Company Optional Redemption Price to the Holder on the applicable Company Optional Redemption Date. The Company shall pay the applicable Redemption Price to the Holder on the applicable due date. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 16(d)) to the Holder representing such Conversion Amount not redeemed and (z) the Conversion Price of this Note or such new Note shall be adjusted to the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided.

VOTING RIGHTS

. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

SECURITY

. This Note, the Other Notes and any Additional Notes are secured to the extent and in the manner set forth in the Transaction Documents.

RANK

. All payments due under this Note (a) shall rank pari passu with all Other Notes, Additional Notes, and Indebtedness described in the definition of Permitted Indebtedness, if any, and (b) shall be senior to all other Indebtedness of the Company and its subsidiaries.

COVENANTS

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(a)Until all of the Notes and the Additional Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall not permit any of its subsidiaries without the prior written consent of the Required Holders to, directly or indirectly:

(i)incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness;

(ii)allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its subsidiaries (collectively, “Liens”) other than Permitted Liens; or

(iii)allow its working capital to be less than $250,000.

(b)No later than forty-five (45) days following the date of this Note, the Company shall file and record mortgages or deeds of trust, as applicable, in favor of a collateral agent, for the benefit of the holders of this Note, the Other Notes and the Additional Notes, with respect to each of the Company’s Sleeper and Grassy Mountain projects, in form and substance reasonably satisfactory to the Required Holders.

(c)No later than six (6) month following the date of this Note, the Company shall execute and deliver an equity pledge agreement in favor of a collateral agent, for the benefit of the holders of this Note, the Other Notes and the Additional Notes, with respect to each of the Company’s subsidiaries, in form and substance reasonably satisfactory to the Required Holders.

VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES

. The affirmative vote of the Required Holders at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment or waiver of any provision to this Note, any of the Other Notes or any Additional Notes, and any other Transaction Document including the release of any collateral securing the Notes. Any change, amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Note and all holders of the Other Notes and the Additional Notes, and any collateral agent with respect to any collateral securing the Notes.

TRANSFER

. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

REISSUANCE OF THIS NOTE

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Transfer

. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 16(d) and subject to Section 3(c)(iii)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 16(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

Lost, Stolen or Mutilated Note

. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 16(d)) representing the outstanding Principal.

Note Exchangeable for Different Denominations

. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 16(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

Issuance of New Notes

. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 16(a) or Section 16(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest, if any, on the Principal and Interest of this Note, from the Issuance Date.

REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF

. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining such breach, without the necessity of showing economic loss and without any bond or other security being required, to the fullest extent enforceable under applicable law.

PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS

. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, actual and reasonable attorneys’ fees and disbursements.

CONSTRUCTION; HEADINGS

. This Note shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

FAILURE OR INDULGENCE NOT WAIVER

. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

DISPUTE RESOLUTION

. In the case of a dispute as to the determination of any statistical or arithmetic amount or calculation hereunder, the Company shall submit the disputed determinations or arithmetic calculation, and if the Holder and the Company are unable to agree upon such determination or calculation within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit the dispute to either (a) an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed, or (b)  an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

NOTICES; PAYMENTS

.

Notices

. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

Payments

. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds to an account so designated by the Holder; provided, that the Holder, upon timely written notice to the Company, may elect to receive a payment of cash by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

CANCELLATION

. After all Principal, any accrued Interest and any other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

WAIVER OF NOTICE

. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

GOVERNING LAW; JURISDICTION; JURY TRIAL

. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

SEVERABILITY

. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Company or the Holder hereof or the practical realization of the benefits that would otherwise be conferred upon the Company or the Holder hereof. The Company and the Holders will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

USURY

. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

CERTAIN DEFINITIONS

. For purposes of this Note, the following terms shall have the following meanings:

(a)“Additional Notes” means all Initial Notes issued by the Company pursuant to the Securities Purchase Agreement on the Initial Closing Date.

(b)“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c)“Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Person whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and its Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and its Attribution Parties to the Maximum Percentage.

(d)“Bloomberg” means Bloomberg Financial Markets.

(e)“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

(g)“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 21. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring during the applicable calculation period.

(h)“Common Stock” means (i) shares of Common Stock, par value $0.01 per share of the Company, and (ii) any share capital into which such Common Stock shall be changed or any share capital resulting from a reclassification of such Common Stock.

(i)“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(j) “Eligible Market” means the Principal Market, The New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTC QX, the OTC QB or the OTC Pink.

(k)“Equity Conditions” means each of the following conditions: (i) the Interest Shares issuable on the applicable Interest Date or the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Optional Redemption, as applicable, requiring the satisfaction of the Equity Conditions may be issued in full without violating the rules or regulations of the Principal Market; (ii) the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market; and (iii) if the event requiring satisfaction of the Equity Conditions is a Company Optional Redemption, or an Event of Default Redemption, from and after the applicable Company Optional Redemption Notice or Event of Default Notice, as applicable, the Company shall have delivered shares of Common Stock pursuant to the terms of this Note to the Holder on a timely basis as set forth in Section 3(c) hereof.

(l)“Equity Conditions Failure” means that on the applicable date of determination through the applicable date of determination, the Equity Conditions have not each been satisfied (or waived in writing by the Holder).

(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “GAAP” means United States generally accepted accounting principles, consistently applied, as in effect on the date hereof.

(o)“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(p)“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (with the amount of such indebtedness, in the case where the Person has not assumed or become liable for the payment of such indebtedness) equal to the lesser of (x) the outstanding principal amount of such indebtedness and (y) the fair market value of the assets securing such indebtedness) and (viii) all Contingent Obligations in respect of indebtedness of others of the kinds referred to in clauses (i) through (vii) above.

(q)“Interest Conversion Price” means as of any Interest Date, that price which shall be the arithmetic average of the Weighted Average Prices of the Common Stock on each Trading Day during the twenty (20) consecutive Trading Days immediately preceding the applicable Interest Date multiplied by 95%. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction occurring during such period.

(r)“Interest Notice Due Date” means the fifteenth (15th) Trading Day prior to the applicable Interest Date.

(s)“Interest Rate” means 7.5% per annum.

(t)“Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(u)“Maximum Percentage” means 19.99%, which may decreased in accordance with the provisions of Section 3(d).

(v)“Permitted Indebtedness” means (i) Indebtedness evidenced by this Note, the Other Notes and the Additional Notes, if any; (ii) Indebtedness incurred by the Company in connection with a project financing at the Company’s Grassy Mountain site, that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing; (iii) Indebtedness with respect to capital leases; (iv) Indebtedness secured by Permitted Liens described in clauses (v) of the definition of Permitted Liens; (vi) intercompany Indebtedness among the Company and any subsidiaries,  (vii) Contingent Obligations in respect of Indebtedness otherwise permitted hereunder, (viii) direct or Contingent Obligations arising under surety bonds, letters of credit and similar instruments (including any related indemnity agreement) entered into in the ordinary course of business and consistent with past practice, (ix) Indebtedness in respect of cash management agreements entered into in the ordinary course of business, and (x) Indebtedness under corporate credit cards.

(w)“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet more than sixty (60) days overdue or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(v); (ix) Liens securing Permitted Indebtedness described in clauses (ii) or (vii) of the definition of Permitted Indebtedness, (x) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, (xi) deposits to secure performance of bids, trade contracts and leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature in the ordinary course of business, (xii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions, (xiii) Liens deemed to exist in connection with investments in repurchase agreements in the ordinary course of business, (xiv) Liens arising on any real property as a result of eminent domain, condemnation or similar proceeding with respect to such real property, (xv) Liens on any cash deposits in connection with any letter of intent or purchase agreement relating to an acquisition, and (xvi) Liens arising under the Transaction Documents.

(x)“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(y) “Principal Market” means the NYSE Amex, or, if the NYSE Amex is not the principal trading market for the Common Stock, then the principal Eligible Market on which the Common Stock is then traded.

(z)“Redemption Dates” means, collectively, the Event of Default Redemption Dates and the Company Optional Redemption Dates, each of the foregoing, individually, a Redemption Date.

(aa)“Redemption Notices” means, collectively, the Event of Default Redemption Notices and the Company Optional Redemption Notices, each of the foregoing, individually, a Redemption Notice.

(bb) “Redemption Prices” means, collectively, the Event of Default Redemption Prices and the Company Optional Redemption Prices, each of the foregoing, individually, a Redemption Price.

(cc)“Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(dd)“Required Holders” means the holders of Notes of Additional Notes representing at least a majority of the aggregate principal amount of the Notes and Additional Notes then outstanding.

(ee)“Securities Act” means the Securities Act of 1933, as amended.

(ff)“Security Agreement” means that certain Security Agreement dated on or about the date hereof by the Company in favor of the Secured Party (as defined therein) for the benefit of the holders of the Notes.

(gg)“Subsidiary” shall have the meaning set forth in the Securities Purchase Agreement.

(hh) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(ii)“Transaction Documents” means this Note, the Other Notes, any Additional Notes, the Security Agreement, any mortgage or deed of trust delivered pursuant to Section 13(b) hereof, and any other document executed by the Company to evidence or secure its obligations under this Note.

(jj)“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume- weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 21. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring during the applicable calculation period.

[Signature Page Follows]

Exhibit 4.1

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

PARAMOUNT GOLD NEVADA CORP.

By:

Name:

Title:

EXHIBIT I

PARAMOUNT GOLD NEVADA CORP.

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Paramount Gold Nevada Corp., a Nevada corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number and Electronic Mail:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Computershare Shareholder Services, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated September  [_], 2019 from the Company and acknowledged and agreed to by Computershare Shareholder Services, Inc.

PARAMOUNT GOLD NEVADA CORP.

By:

Name:

Title: